SCHEDULE 14A
 (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ______________)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:		☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material under Rule 14a-12

INNOVEX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 16, 2007

          Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Company’s headquarters located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359 on Tuesday, January 16, 2007 at 3:30 p.m., Central Time, for the following purposes:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected.

2.	To approve an amendment to the 1994 Stock Option Plan to increase the number of shares underlying options automatically granted to non-employee directors from 10,000 to 15,000.

3.	To approve the selection of the Company’s independent auditors for the current fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          For your convenience, the Company is also offering a Webcast of the meeting.  If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided.  If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2007.

          The Board of Directors has fixed the close of business on December 1, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Thomas W. Haley, Chairman of the Board

Maple Plain, Minnesota
December 12, 2006

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON.  SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.  THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

INNOVEX, INC.

PROXY STATEMENT

          This proxy statement is furnished to the shareholders of Innovex, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 16, 2007.  The Company’s corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300.  The mailing of this proxy statement to shareholders of the Company commenced on or about December 12, 2006.

          For your convenience, the Company is also offering a Webcast of the meeting.  If you choose to view the Webcast, go to www.innovexinc.com/investor.shtml shortly before the meeting time and follow the instructions provided. If you miss the meeting, you can view a replay of the Webcast on that site until April 30, 2007.

Voting

          The Company has outstanding only one class of stock, $.04 par value common stock, of which 19,382,038 shares were issued and outstanding and entitled to vote at the close of business of December 1, 2006.  Each share of common stock is entitled to one vote.  Only shareholders of record at the close of business on December 1, 2006 will be entitled to vote at the meeting.

Quorum and Vote Requirements

          Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.  Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

          Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.  If you abstain from voting on any of the proposals, it has the same effect as a vote against that proposal.

          A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors.  You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors.  If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

          Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

          Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.  Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You will not be able to vote your shares via the Webcast.  If you plan to view the Webcast, please submit your vote using the enclosed proxy.

Revoking A Proxy

          Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting.  If not so revoked, the shares represented by such proxy will be voted.

Solicitation

          The cost of this solicitation will be borne by the Company.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person.  The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

          The following table includes information as of December 1, 2006 concerning the beneficial ownership of common stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the common stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table set forth below (the “Named Executive Officers”); and (iv) all directors and officers of the Company as a group.  Unless otherwise indicated, all shares represent sole voting and investment power.  Unless otherwise indicated, the business address of each person is 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	1,180,729	6.1%
Potomac Capital Management, LLC (3) 1414 Avenue of the Americas New York, NY 10019	976,717	5.0%
Thomas W. Haley (4) 2421 Crowne Hill Road Minnetonka, MN 55305	816,220	4.2%
William P. Murnane (5)(6)	309,052	1.6%
D. Allen Andersen (5)	—	*
Philip D. Ankeny (5)	40,000	*
Robert C. Buhrmaster (5)	40,000	*
Kenneth J. Roering (5)	20,000	*
Terry M. Dauenhauer (6)	115,433	*
Keith Foerster (6)	87,500	*
E. Thomas Atchison (6)	50,851	*
Dennis R. Huber (6)	63,500	*
All Directors and Officers as a Group (13 persons)	1,768,235	8.8%

*Less than 1%
(1)

Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of December 1, 2006: Mr. Haley, 55,000 shares; Mr. Murnane, 275,671 shares; Mr. Ankeny, 40,000 shares; Mr. Buhrmaster, 40,000 shares;  Dr. Roering, 20,000 shares; Mr. Dauenhauer, 57,000 shares; Mr. Foerster, 81,500 shares; Mr. Atchison, 27,000 shares; Mr. Huber, 63,500 shares; and all directors and officers as a group, 836,471 shares.

(2)

Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.

(3)

This disclosure is based upon a Schedule 13G filed by Potomac Capital Management, LLC (“Potomac”), Potomac Capital Management Inc. and Paul J. Solit on June 6, 2006 with respect to holdings as of May 30, 2006.  The shareholders report shared voting and dispositive control over all shares held. Paul J. Solit is the managing member of Potomac and the president and sole shareholder of Potomac Capital Management Inc.  Potomac is the general partner of Potomac Capital Partners LP, a private investment partnership.  Potomac Capital Management Inc. is the investment manager of Potomac Capital International Ltd., an international business company and the investment manager of a managed account of Pleiades Investment Partners-R, LP, a private investment partnership.

(4)	Serves as a director of the Company.
(5)	Serves as a director of the Company and has been nominated for election or re-election at this 2007 Annual Meeting of Shareholders.
(6)	Named Executive Officer.

ELECTION OF DIRECTORS
(Proposal 1)

          Under the Company’s Amended and Restated Bylaws, the Board of Directors must consist of not less than 3 nor more than 9 directors, as may be designated by resolution of the Board of Directors from time to time.  The Board of Directors has set the number of directors at five. The Governance Committee has nominated, and the Board of Directors has ratified the nomination of, the five persons named below.  All of the nominees are currently directors of the Company.

          It is anticipated that the proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected.  In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Name and Age	Principal Occupation and Other Directorships	Director Since

D. Allen Andersen (55)

Since August 2006, Mr. Andersen has been a private investor. From 2005 through August of 2006, Mr. Andersen was a Senior Advisor to the Sun Hung Kai Properties Direct Investments Ltd., the private equity arm of the Sun Hung Kai Properties Group. Mr. Andersen was a Managing Director of PAMA Group (Hong Kong) Ltd., an Asia-based private equity investment firm, from 1998 to 2005. Previously Mr. Andersen was a member of Innovex’s Board from December 2002 to January 2004 and held various management positions with Asia Access Investment Company, Richina Group, Continental Grain Company and General Mills. Mr. Andersen earned an M.B.A. from the Harvard Graduate School of Business Administration and holds a B.S. in Accounting and Chinese from Brigham Young University. Mr. Andersen is currently a director of Nu Skin Enterprises, Inc.

2006

Philip D. Ankeny (43)

Philip D. Ankeny joined SurModics as its Vice President and Chief Financial Officer in April 2003 with the additional responsibilities of Vice President, Business Development added in April 2004. He was promoted to Senior Vice President and Chief Financial officer of SurModics in May 2006. Prior to joining SurModics, he served as Chief Financial Officer for Cognicity, Inc. from 1999 to 2002. Prior to that, Mr. Ankeny served as a Partner at Sherpa Partners, LLC, a venture capital and venture development firm, from 1998 to 1999. He also spent five years in investment banking at Robertson Stephens and Morgan Stanley. In addition, his operating experience includes over five years with IBM and Shiva in sales, marketing and business development roles. Mr. Ankeny received an A.B. degree in Economics and Engineering from Dartmouth College in 1985 and an M.B.A. from Harvard Business School in 1989.

2004

Robert C. Buhrmaster (59)

Since July 2004, Mr. Buhrmaster has been a private investor. Mr. Buhrmaster served as the Chairman of Jostens, Inc. from February 1998 until he retired in July 2004. He also served as the Chief Executive Officer of Jostens from May 1994 through July 2004 and President from May 1994 to January 2003. Prior to joining Jostens, Mr. Buhrmaster spent 18 years at Corning, Inc., serving in various roles, including senior vice president and general manager of several businesses, corporate controller and director of strategic planning. Mr. Buhrmaster holds a B.S. in mechanical engineering from Rensselaer Polytechnic Institute and an M.B.A. from Amos Tuck School of Business, Dartmouth College. Mr. Buhrmaster is also a director of The Toro Company.

2004

William P. Murnane (44)

Mr. Murnane was promoted to President and Chief Operating Officer in July 1998 and to Chief Executive Officer in January 2000. Mr. Murnane joined the Company in July 1995 as Vice President for Corporate Development and was Vice President and General Manager of the Company’s flexible circuit division from 1996 to 1998. From June 1993 to June 1995, Mr. Murnane was Chief Operating Officer of Boutwell, Owens & Co., a private manufacturer of packaging, in Fitchburg, Massachusetts. From June 1992 to June 1993, Mr. Murnane was Director of Operations for Uniform Printing & Supply, Inc. in Acton, Massachusetts. Prior to that, he held various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane earned an M.B.A. from the Harvard Business School and holds a B.S. in Engineering from New Jersey Institute of Technology and an MS in Operations Research from the University of Maryland.

1999

Kenneth J. Roering, Ph.D. (64)

Dr. Roering is currently Professor of Marketing in the Carlson School of Management of the University of Minnesota and Executive Vice President, Strategic Management, Marshall BankFirst Corp. He occupied the prestigious Pillsbury Company - Paul S. Gerot Chair in Marketing from 1983-2002. He served as Chairman of the Marketing Department at the University of Minnesota for five years and prior to that at the University of Missouri. He has been a consultant to numerous corporations and has been a member of the Board of Directors of several private and public companies during the past 20 years and currently serves on the Board of Directors of Arctic Cat and Rave Sports. Dr. Roering obtained his doctorate from the University of Iowa in 1972. He has published more than 70 articles in professional journals, written two books and edited three collections of scholarly writings.

2006

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES

GOVERNANCE MATTERS

Board Attendance at Meetings

          The Board of Directors met six times during fiscal year 2006.  Each nominee who served as a director in fiscal year 2006 attended at least 75% of the meetings of the Board of Directors and any committee on which he served, held during his term of service with the exception of Dr. Roering.  Since his appointment to the Board of Directors on February 16, 2006, Dr. Roering attended 67% of the Board and Governance Committee meetings and 50% of the Audit Committee and Compensation Committee meetings during fiscal year 2006.  The Company does not have a formal policy on attendance at meetings of the Company’s shareholders.  However, the Company encourages all Board members to attend all meetings, including the Annual Meeting of Shareholders.  Two directors attended the 2006 Annual Meeting of Shareholders in person.

Board Independence

          The Board undertook a review of director independence in October 2006.  As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that Messrs. Andersen, Ankeny, Buhrmaster and Dr. Roering are independent as defined by the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission.

Description of Committees of the Board of Directors

          The Company’s Board of Directors has established an Audit Committee, a Compensation Committee and a Governance Committee.  The composition and function of these committees are set forth below.

          Audit Committee.  The Audit Committee assists the Board by reviewing the integrity of the Company’s financial accounting and reporting, the system of internal controls established by management, and the adequacy of auditing relative to these activities.  The Audit Committee has the ultimate authority for engaging the Company’s independent auditors, pre-approving all fees and audit and non-audit services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company’s independent auditors.  In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company’s financial statements.

          The Audit Committee operates under a written Charter last amended by the Board of Directors on October 15, 2004.  A copy of the current Charter of the Audit Committee is available on the “Investor Relations” section of the Company’s website, www.innovexinc.com.  The Company’s Audit Committee presently consists of Messrs. Ankeny (Chair), Andersen and Dr. Roering.  Dr. Roering and Mr. Andersen became members of the Audit Committee when they joined the Board of Directors on February 16, 2006 and October 2, 2006, respectively.  Mr. Buhrmaster was appointed to serve on the Audit Committee effective July 27, 2006 and served on the Audit Committee until October 2, 2006 when Mr. Andersen was appointed to the committee.  During fiscal year 2006, the Audit Committee met five times.

          The Board of Directors has determined that each member of the Audit Committee is an “independent” director as that term is defined by Nasdaq Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (the “1934 Act”).  The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that Mr. Ankeny meets the Securities and Exchange Commission definition of an “audit committee financial expert.”  A report of the Audit Committee is set forth below.

          Compensation Committee.  The Compensation Committee operates under a written Charter, available on the “Investor Relations” section of the Company’s website, www.innovexinc.com, and reviews and approves the compensation and terms of employment of the Company’s Chief Executive Officer and senior management of the Company.  Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer and other executive officers and evaluates their performance in light of these goals and objectives.  The current members of the Compensation Committee are Dr. Roering (Chair) and Messrs. Andersen and Buhrmaster.  Dr. Roering and Mr. Andersen became members of the Compensation Committee when they joined the Board of Directors on February 16, 2006 and October 2, 2006, respectively.  During fiscal year 2006, the Compensation Committee met three times.  A report of the Compensation Committee is set forth below.

          The Charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission, and each of whom must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.  Each member of the Company’s Compensation Committee meets these requirements.

          Governance Committee.  The Governance Committee operates under a written Charter and is responsible for (i) identifying, evaluating and approving individuals qualified to serve as members of the Board, (ii) administering the Company’s governance guidelines, (iii) reviewing the overall corporate governance of the Company and making improvements, when necessary; and (iv) overseeing the evaluation of the Board and management.  The current members of the Governance Committee are Messrs. Buhrmaster (Chair), Andersen, Ankeny and Dr. Roering.  During fiscal year 2006, the Governance Committee met five times.

          The Charter of the Governance Committee requires that the Committee consist of no fewer than two members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules.  Each member of the Company’s Governance Committee meets these requirements.  A copy of the current Governance Committee Charter is available on the “Investor Relations” section of the Company’s website, www.innovexinc.com.

Director Nominations

          The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders.  Shareholders who wish to recommend a prospective nominee should follow the procedures set forth below in the section entitled “Shareholder Proposals for Nominees”.

          Criteria for Nomination to the Board.  The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors.  The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors.  The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in the Company’s Governance Guidelines, including:

•

Background, including high personal and professional ethics, integrity and values, and the ability to exercise good business judgment and enhance the Board’s ability to contribute to the Company’s overall corporate goals of technology leadership, low cost manufacturing, effective execution, high customer satisfaction, superior employee working environment and creation and preservation of shareholder value.

•

Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group.

•	Board skills needed, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees.

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics that contribute to the Board’s diversity.

•	Business experience and educational background.

          The Committee also considers such other relevant factors as it deems appropriate.  The Governance Committee will consider persons recommended by the shareholders in the same manner as other nominees.

          Process for Identifying and Evaluating Nominees.  The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm.  The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.  One or more Committee members will interview the prospective nominees in person or by telephone.  After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

          Board Nominees for the 2007 Annual Meeting.  The nominees for this 2007 Annual Meeting were selected by the Governance Committee.  Mr. Haley, the Chairman of the Board of Directors, has reached the mandatory age of retirement as stated in the Company’s Governance Guidelines, and , as such, Mr. Haley was not be nominated for reelection at this Annual Meeting.  All nominees were elected by shareholders at the Company’s 2006 Annual Meeting, except Messrs. Roering and Andersen.  Dr. Roering was recommended to the Governance Committee as a nominee by Mr. Murnane and was elected as a director effective February 16, 2006. Mr. Andersen was recommended to the Governance Committee as a nominee by Mr. Murnane and was elected as a director effective October 2, 2006.

          The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

          Shareholder Proposals for Nominees.  The Governance Committee will consider written proposals from shareholders for nominees for director.  Any such nominations should be submitted to the Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made.  As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the Company’s capital stock beneficially owned by the person.  To be considered, the written notice must be submitted in the time frame described under the caption “Shareholder Proposals for 2007 Annual Meeting” below.

Communications with Directors

          Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to chair.director@innovexinc.com or by directing the communication in care of the Corporate Secretary, at the address set forth on the front page of this proxy statement.  All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

CODE OF ETHICS

          The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics and Business Conduct may be found on the “Investor Relations” section of the Company’s website, www.innovexinc.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table shows, for the fiscal years ending September 30, 2006, 2005 and 2004, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William P. Murnane, the Company’s Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 2006 (together with Mr. Murnane, the “Named Executive Officers”), whose total cash compensation exceeded $100,000 during fiscal year 2006 in all capacities in which they served:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation (1)

		Salary	Bonus	Securities Underlying Options

William P. Murnane	2006	$329,712	$—	55,000	$6,150
President and Chief	2005	314,711	17,388	55,000	5,269
Executive Officer	2004	300,000	—	50,000	7,031
Terry M. Dauenhauer (2)	2006	223,792	—	35,000	4,183
Senior Vice President and	2005	213,042	5,536	50,000	5,152
Chief Operating Officer	2004	161,921	—	50,000	946
Keith Foerster	2006	195,821	—	40,000	5,996
Senior Vice President,	2005	171,658	7,905	20,000	5,615
Development and Sales	2004	156,350	—	12,500	4,852
E. Thomas Atchison (3)	2006	192,846	—	45,000	4,008
Vice President & Managing	2005	185,711	—	—	—
Director, Innovex Thailand	2004	27,513	—	45,000	—
Dennis R. Huber	2006	166,727	—	20,000	5,095
Vice President, Quality	2005	163,309	3,971	15,000	5,228
Systems and Six Sigma	2004	154,234	—	12,500	4,627

(1)	These amounts represent Company matching contributions to the Company’s 401(k) plan on behalf of such employees.
(2)	Mr. Dauenhauer joined the Company on November 20, 2003 and therefore, compensation for fiscal year 2004 represents a partial year.
(3)	Mr. Atchison joined the Company on September 1, 2004 and therefore, compensation for fiscal 2004 represents a partial year.

Stock Options

          The following table contains information concerning the grant of stock options under the Company’s stock option plans to the Named Executive Officers during fiscal year 2006:

Option Grants in Fiscal Year 2006

Name	Individual Grants

	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2006	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)

					5%	10%

William P. Murnane	55,000	9.7%	$3.06	10/19/2015	$105,843	$268,227
Terry M. Dauenhauer	35,000	6.2	3.06	10/19/2015	67,355	170,690
Keith A. Foerster	40,000	7.1	3.06	10/19/2015	76.977	195,074
E. Thomas Atchison	45,000	8.0	3.06	10/19/2015	86,599	219,458
Dennis R. Huber	20,000	3.5	3.06	10/19/2015	38,488	97,537

(1)

Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term.  The actual value realized, if any, on stock option exercises will depend upon overall market conditions and the future performance of the Company and its common stock.  There is no assurance that the actual value realized will approximate the amounts reflected in this table.

Option Exercises and Holdings

          The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2006 and the unexercised options held as of September 30, 2006:

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money-Options At September 30, 2006 (1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William P. Murnane	—	—	253,672	159,000	$10,350	$5,800
Terry M. Dauenhauer	—	—	30,000	105,000	—	—
Keith A. Foerster	—	—	69,600	78,500	2,980	1,990
E. Thomas Atchison	—	—	18,000	72,000	—	—
Dennis R. Huber	—	—	47,000	50,500	5,460	1,990

(1)

The value of unexercised in-the-money options is calculated by determining the difference between the fair market value of the shares underlying the options at September 30, 2006 and the exercise price of the options, multiplied by the number of options outstanding.  Fair market value was determined based on a per share price of $2.08 which was the average of the high and low sale prices for the Company’s common stock on September 29, 2006, the last trading day of the Company’s fiscal year.

Employment Agreements

          Employment Agreement with Chief Executive Officer

          On October 19, 2005, the Compensation Committee of the Board of Directors approved, and recommended that the Board of Directors approve, an employment agreement (the “Agreement”) with William P. Murnane relating to his service as President and Chief Executive Officer of the Company.  Also on October 19, 2005, the independent directors of the Board of Directors of the Company approved the Agreement.  Mr. Murnane has served as the Company’s President and Chief Executive Officer since January 19, 2000.

          Pursuant to the Agreement, Mr. Murnane will serve as the Company’s CEO and receive an annual base salary of $330,000 in biweekly installments with a salary review to occur at least once per year.  Under the Agreement, Mr. Murnane will also be eligible for a bonus award pursuant to a bonus plan determined by the Board and subject to the terms of the applicable bonus plan.  Any bonus awarded may take the form of cash or stock options, or a combination thereof, and must be paid within the two and a half months following the end of the fiscal year.  All bonus awards are subject to Mr. Murnane’s continued employment with the Company through the last day of the fiscal year upon which the bonus is based, except where Mr. Murnane’s employment is terminated by the Company for good cause or by Mr. Murnane for good reason, as such terms are defined in the Agreement.  The Company will also reimburse or advance Mr. Murnane his ordinary business expenses and provide Mr. Murnane with an annual vehicle allowance.  Mr. Murnane is also eligible for such other employee benefits as are applicable to other employees of the Company.

          If Mr. Murnane terminates his employment for good reason or if the Company terminates Mr. Murnane’s employment for other than good cause and such termination is not related to a change in control, Mr. Murnane will continue to be paid his regular salary and employee benefits for 12 months after the date of termination of employment.  If Mr. Murnane’s employment is terminated without good cause or Mr. Murnane resigns for good reason within 12 months following a change of control, as such term is defined in the Agreement, Mr. Murnane will receive continuation of his base salary for 18 months, payment of the employer share of his group health and dental premiums for up to 18 months and immediate 100% vesting of any unvested stock options.  The change of control benefits are contingent upon Mr. Murnane not resigning within 90 days following a change of control.  If a change of control had occurred as of the end of fiscal year 2006 Mr. Murnane would have received approximately $495,000 in payments under the Agreement.

          If Mr. Murnane’s employment is terminated by reason of Mr. Murnane’s disability, as that term is defined in the Agreement, Mr. Murnane will receive those benefits available to him under disability plans sponsored by the Company, except that if Mr. Murnane is covered under a group short-term disability plan, the Company will continue to pay Mr. Murnane 40% of his base salary for the duration of the short-term disability period and if Mr. Murnane is covered by a long-term disability plan, the Company will not make any additional payments to Mr. Murnane.  If Mr. Murnane’s employment terminates by reason of his death, Mr. Murnane’s estate will be entitled to the biweekly installment of his base salary otherwise due and payable at the end of the biweekly period in which Mr. Murnane dies.

          All severance, change of control or other salary continuation benefits will be reduced by other benefits payable to Mr. Murnane by the Company and any unemployment benefits received by Mr. Murnane and will be subject to Mr. Murnane entering into a standard release agreement in favor of the Company and subject to Mr. Murnane’s compliance with his obligations as to the Company’s confidential information, assignment of inventions, non-competition, non-solicitation and non-interference.

          Employment Agreements with Other Executive Officers

          Effective February 16, 2006, the Company entered into employment agreements with Keith Foerster, the Company’s Senior Vice President, Development and Sales and Terry Dauenhauer, the Company’s Senior Vice President and Chief Operating Officer. The employment agreements were approved by the Compensation Committee of the Board of Directors and the Board of Directors of the Company.  The only difference in the employment agreements of each executive is the annual base salary.  The employment agreement sets Mr. Foerster’s annual base salary at $200,000 per year and Mr. Dauenhauer’s annual base salary at $224,000 per year, with such base salaries payable on a semi-monthly basis.

          In addition to the base salary referred to above, the employment agreement provides that the executive officer will be eligible for a bonus award pursuant to a bonus plan determined by the Board and subject to the terms of the applicable bonus plan. Any bonus awarded may take the form of cash or stock options, or a combination thereof, and must be paid within the two and a half months following the end of the fiscal year. All bonus awards are subject to the executive officer’s continued employment with the Company through the last day of the fiscal year upon which the bonus is based, except where the executive officer’s employment is terminated by the Company for good cause or by the executive officer for good reason, as such terms are defined in the employment agreement. The Company will also reimburse or advance the executive officer his ordinary business expenses and provide the executive officer with an annual vehicle allowance. The executive officer is also eligible for such other employee benefits as are applicable to other employees of the Company. The executive officer reports to the Company’s Chief Executive Officer. The executive officer may resign upon 30 days advance written notice to the Company’s Chief Executive Officer. During the 30 day notice period, the executive officer agrees to provide reasonable assistance in hiring and training his replacement, as requested by the Company. If the executive officer terminates his employment for good reason or if the Company terminates the executive officer’s employment for other than good cause and such termination is not related to a change in control, the executive officer will continue to be paid his regular salary and employee benefits for 12 months after the date of termination of employment. If the executive officer’s employment is terminated without good cause or the executive officer resigns for good reason within 12 months following a change of control, as such term is defined in the employment agreement, the executive officer will receive continuation of his base salary for 12 months, payment of the employer share of his group health and dental premiums for up to 12 months and immediate 100% vesting of any unvested stock options. The change of control benefits are contingent upon the executive officer not resigning within 90 days following a change of control. If the executive officer or the Company would be subject to excise tax or would be disallowed certain tax deductions, the Company will reduce or eliminate the change in control payments so that neither the executive officer or the Employee is subject to such excise tax or disallowance of certain tax deductions.

          If the executive officer’s employment is terminated by reason of the executive officer’s disability, as that term is defined in the employment agreement, the executive officer will receive those benefits available to him under disability plans sponsored by the Company, except that if the executive officer is covered under a group short-term disability plan, the Company will continue to pay the executive officer 40% of his base salary for the duration of the short-term disability period and if the executive officer is covered by a long-term disability plan, the Company will not make any additional payments to the executive officer. If the executive officer’s employment terminates by reason of his death, the executive officer’s estate will be entitled to the biweekly installment of his base salary otherwise due and payable at the end of the biweekly period in which the executive officer dies. All severance, change of control or other salary continuation benefits will be reduced by other benefits payable to the executive officer by the Company and any unemployment benefits received by the executive officer and will be subject to the executive officer entering into a standard release agreement in favor of the Company and subject to the executive officer’s compliance with his obligations as to the Company’s confidential information, assignment of inventions, non-competition, non-solicitation and non-interference.

          In addition, the Company has employment agreements with Mr. Atchison, the Company’s Vice President and Managing Director, Innovex Thailand and Mr. Huber, the Company’s Vice President, Quality Systems and Six Sigma.  These employment agreements provide, among other things, for  Mr. Atchison’s and Mr. Huber’s employment to continue for a period of 90 days following, and for a lump sum cash severance payment of 12 months’ salary in the event of, involuntary termination other than for cause, termination of the Company’s operations due to bankruptcy or insolvency, total disability, a change in control of the Company or constructive termination.  In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statement, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s stockholders vote to liquidate or dissolve the Company.  However, a “change in control” would not occur if any of these events are authorized, approved or recommended by the Board of Directors.  The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure of, and assignment of, inventions, discoveries and other works relating to the employment of these executive officers.  The employment agreements contain a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated.

          Potential Change in Control Payments

          If a change in control had occurred as of the end of fiscal year 2006, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Murnane, $495,000; Mr. Dauenhauer, $224,000; Mr. Foerster, $200,000; Mr. Atchison, $193,000; Mr. Huber, $168,500; and all current executive officers as a group $1,677,000.

Director Compensation

          Directors who are not employees of the Company (that is, all directors except Mr. Haley and Mr. Murnane) must select one of two compensation plans prior to their election or re-election, a cash payment plan or a equity payment plan.  Prior to February 16, 2006, each non-employee director selecting the cash payment plan would be paid an annual cash retainer fee of $7,000.  Effective February 16, 2006, non-employee directors selecting this option will be paid a monthly retainer  of $1,000 in addition to the annual retainer.  Non-employee directors are also paid meeting fees of $1,000 for each Board of Directors meeting attended and $500 for each Board committee meeting attended.  In addition, each non-employee director would receive an automatic grant of options to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is re-elected.

          Prior to February 16, 2006, each non-employee director selecting the option compensation plan would receive a grant of options to purchase shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is re-elected, but would receive no annual retainer or meetings fees for that year.  Effective February 16, 2006, non-employee directors selecting this option will be paid a monthly retainer of $1,000 in addition to the annual grant of options.  If Proposal 2 is approved, each non-employee directors selecting the option compensation plan will receive an option to purchase 15,000 shares.  If Proposal 2 is not approved, each non-employee directors selecting the option compensation plan will receive an option to purchase 10,000 shares.

          In addition, any non-employee director elected for the first time by the shareholders or the Board of Directors shall receive options to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of such common stock on the date on which such director is elected.  These options will be in addition to any other share option grant provided under the 1994 Stock Option Plan.  Any director who is first elected during a particular year and not at an annual meeting shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.  On February 16, 2006, the date of his appointment to the Board of Directors, Dr. Roering received a ten-year option to purchase 20,000 shares of the Company’s common stock at an exercise price of $4.09, the fair market value of a share of common stock on that date.  On  October 2, 2006, the date of his appointment to the Board of Directors, Mr. Andersen received a ten-year option to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.19, the fair market value of a share of common stock on that date.  These options vest and becomes exercisable on the six-month anniversary of the date of grant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans in effect as of September 30, 2006.  Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans(1)

Equity compensation plans approved by stockholders:	2,135,977	$6.43	720,421
Equity compensation plans not approved by stockholders:	—	—	—

Total	2,135,977	$6.43	720,421

(1)	Excludes shares of stock listed in first column.

The equity compensation plans approved by our shareholders are the 1987 Employee Stock Option Plan, the 1994 Stock Option Plan, and the 2000 Restricted Stock Plan.  The 1994 Stock Option Plan is the subject of Proposal 2: Amendment to the 1994 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  The insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

          To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to the Company’s insiders were complied with.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors consists of Dr. Kenneth J. Roering (Chair) and Messrs. D. Allen Andersen and Robert C. Buhrmaster, each of whom is an outside director and an independent director under the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission.  The Compensation Committee is responsible for setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of the Company.

          Compensation Philosophy.  The Compensation Committee’s governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company’s resources and capabilities.  Within this philosophy, the Committee targets base salaries near the median of the market with target bonuses and long-term incentive from stock option grants also near the market median.  Total compensation should only be in excess of the market median if warranted by performance.  An external compensation consultant was engaged by the Committee to determine appropriate levels of executive compensation for fiscal 2005.  The consultant’s recommendations considered base salaries, bonus plans and stock option grants of peer companies, performance related to peer companies and stock option plan overhang. The results of this study were also applied to fiscal 2006.  Executive compensation is broken into the following components:

1.

Base Salaries.  Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels.  The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.  The Compensation Committee reviews base salaries for executives annually to ensure that they fulfill the Company’s objective of attracting, retaining and rewarding its executive officers.

2.

Bonus Plan.  On October 19, 2005, the Compensation Committee adopted, and recommended that the Company’s Board of Directors adopt, the Fiscal Year 2006 Innovex, Inc. Bonus Plan (the “Bonus Plan”) under which executive officers of the Company were eligible for cash bonuses. Also on October 19, 2005, the independent directors of the Company’s Board of Directors ratified the adoption of the Bonus Plan.

The Bonus Plan had two components, corporate objectives and individual objectives. With respect to corporate objectives, the Compensation Committee had established performance targets to be met related to operating profit, new product development, operating performance of the Company’s expanded Thailand facility, customer satisfaction and employee satisfaction. In addition, individual objectives for executive officers were established in connection with the Bonus Plan. If an executive officer met his or her individual objectives, the executive officer was entitled to an additional cash bonus in an amount determined by the Compensation Committee with respect to each executive officer. The Company established and funded a corporate bonus pool from which cash bonuses relating to the corporate and individual objectives were made under the Bonus Plan for all participating employees. The initial amount contributed to the pool was $300,000. Additional contributions to the bonus pool were possible based on the Company’s operating performance up to a maximum of $2.4 million in contributions to the pool. Executive officers received a cash bonus equal to a specified percentage of the bonus pool amount established by the Compensation Committee based upon performance of the executive officer’s individual objectives and the Company’s performance in fiscal year 2006 against the performance targets and the position of such executive officer with the Company.

Under the Bonus Plan, the Company’s Chief Executive Officer was eligible for a maximum aggregate bonus of up to 120% of his base salary at the end of the 2006 fiscal year if both corporate objectives and individual objectives are achieved. Under the Bonus Plan, executive officers of the Company, other than the Company’s Chief Executive Officer, were eligible for maximum aggregate bonuses of up to 70% to 80% of such executive officer’s base salary at the end of fiscal year 2006. To the extent calculated bonus amounts under the Bonus Plan exceeded the amount available under the bonus pool, as calculated above, the Compensation Committee reduced the bonus amounts to be paid.

With respect to fiscal year 2006 performance, Company wide payouts under the Bonus Plan were limited to $300,000 as the Company did not achieve operating results sufficient to fund the additional bonus pool.

3.

Stock Options.  The Compensation Committee believes that stock option grants to executive officers encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.  The Compensation Committee believes that stock options help align management’s and shareholders’ interests in enhancing shareholder value.  The Compensation Committee generally approves annual stock option grants in recognition of performance of executive officers for the prior fiscal year.

The Compensation Committee granted stock options to purchase 364,250 shares of the Company’s common stock with respect to fiscal year 2006 performance.  Of these fiscal year 2006 option grants, options to purchase 180,000 shares were awarded to individuals who were executive officers on the grant date including Mr. Murnane.  All stock options granted with respect to fiscal year 2006 had an exercise price equal to the market value of the Company’s common stock on the date of grant and a ten-year term.

          Chief Executive Officer Compensation.  The Compensation Committee determined the base salary of William Murnane, the Company’s Chief Executive Officer, for fiscal year 2006 consistent with its philosophy on base salaries of all executive officers.  The Compensation Committee also determined the salary of the Company’s Chairman, Thomas Haley, for fiscal year 2006 and set this amount at $100,000 per year.  Effective October 19, 2005, Mr. Murnane’s base salary is $330,000 per year as reflected in the employment agreement between the Company and Mr. Murnane dated October 19, 2005.  Under the Bonus Plan, Mr. Murnane was eligible for a maximum aggregate bonus of up to 120% of his base salary at the end of the 2006 fiscal year if both corporate objectives and individual objectives were achieved.  Mr. Haley does not participate in the Bonus Plan.  Neither Mr. Haley nor Mr. Murnane received any cash bonus in fiscal year 2006.

          On October 19, 2006, in recognition of Mr. Murnane’s service in fiscal year 2006, the Compensation Committee granted to Mr. Murnane a stock option to purchase 70,000 shares of the Company’s common stock at an exercise price of $2.405, the fair market value of one share of the Company’s common stock on the date of grant.  The stock option vests over a five year period and has a ten year term.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Kenneth J. Roering (Chair)
D. Allen Andersen          Robert C. Buhrmaster

          The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

AUDIT COMMITTEE REPORT

          The Audit Committee is comprised of Messrs. Ankeny (Chair), Andersen and Dr. Roering.  In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP, the Company’s independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

          Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

          Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Philip D. Ankeny (Chair)	D. Allen Andersen

Kenneth J. Roering

          The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PERFORMANCE GRAPH

          The graph below sets forth a comparison of the cumulative shareholder return of the Company’s common stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Electronic Components Index.  The graph compares the cumulative total return of the Company’s common stock as of the end of each of the Company’s last five fiscal years on $100 invested as of September 30, 2001, assuming the reinvestment of all dividends:

	2001	2002	2003	2004	2005	2006

Innovex, Inc.	$100.00	$169.06	$715.83	$292.81	$305.76	$149.64
Nasdaq Electronic Components	100.00	66.70	128.77	108.65	121.10	123.94
Nasdaq Stock Market	100.00	78.57	120.57	128.14	146.59	155.03

AMENDMENT TO 1994 STOCK OPTION PLAN
(Proposal 2)

General Information

          On April 21, 1994, the Company’s Board of Directors originally adopted the Innovex Inc. 1994 Stock Option Plan (the “1994 Plan”) and such action was approved by the shareholders on March 7, 1995.  The 1994 Plan has been amended, with the last amendment approved at the Company’s 2004 Annual Meeting of Shareholders.

          The purpose of the 1994 Plan is to provide a continuing, long-term incentive to non-employee directors and selected eligible officers, key employees and consultants of the Company, and of any subsidiary corporation of the Company, and to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position and to attract and retain key personnel necessary for continued growth and profitability.

Amendment to 1994 Plan

          The Company is submitting for shareholder approval an amendment to the 1994 Plan to increase the number of shares underlying options automatically granted to non-employee directors upon election or re-election from 10,000 to 15,000.

          The Board of Directors annually review the compensation paid to the Company’s directors, the manner and timing of director compensation payments, the Company’s historical director compensation practices, the mix of cash and non-cash director compensation, an evaluation of the Company’s director compensation as compared to peer group companies and the time devoted by directors to Board and committee service.  In October 2006 as part of this annual review, the Board of Directors reviewed the Company’s board compensation as compared to a peer group of companies identified by an independent compensation consulting firm.  Based in part upon the analysis of the compensation consultant and a review of other factors, the Board of Directors determined that the compensation paid to the Company’s directors was well below the median of the peer group of companies.  The Board of Directors also considered the relationship between director compensation and the Company’s ability to competitively recruit high quality board members.  Based upon this review, the Board of Directors has deemed it prudent to amend the 1994 Plan to increase the benefits to non-employee directors who are elected or re-elected as a non-employee director of the Company at any annual or special meeting of the shareholders of the Company by increasing the number of shares underlying the options automatically granted to non-employee directors upon election or re-election from 10,000 to 15,000 shares.

Summary of 1994 Plan

          Eligibility.  Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants, are eligible to be granted options under the 1994 Plan.  The number of options granted and the terms and conditions of such options need not be uniform among participants, even as to options granted at the same time, whether or not the participants are similarly situated.

          Administration.  The 1994 Plan shall be administered by the Board or, in its discretion, by a committee, as defined in the 1994 Plan, who shall be appointed by the Board of Directors.  The term “Committee” as used in this proposal refers to the Board or, if the Board has delegated its authority, the Compensation Committee.  The Committee will have the power to make grants, determine the number of shares covered by each grant and other terms and conditions of such grants, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan.  The Committee’s recommendations regarding option grants and the terms and conditions of those grants shall be conclusive.

          Grants Under 1994 Plan.  The Committee may grant stock options that either qualify as “incentive stock options” under §422 of the Internal Revenue Code of 1986, as amended (“Code”), or as “non-qualified stock options” in such form and upon such terms as the Committee may approve from time to time.  Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Committee.  The purchase price may be paid by tendering cash or, in the Committee’s discretion, by tendering promissory notes or common stock or any other form of legal consideration deemed sufficient by the Committee and consistent with the 1994 Plan’s purpose and applicable law.  No shares of stock shall be issued until full payment therefore has been made.  Upon notification of the amount due and prior to, or concurrently with, the delivery to the optionee of a certificate representing any shares purchased pursuant to the exercise of an option, the optionee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements.  If the terms of the option so permit, the optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made.  No stock option shall be transferable or assignable by the optionee or exercised by anyone else during the optionee’s lifetime.

          Stock options may be exercised during varying periods of time after a participant’s termination of employment, dependent upon the reason for termination.  Following a participant’s death, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s legatee for a period of six months or until the expiration of the stated term of the option, whichever is less, without installment exercise restrictions.  The same time periods apply if the participant is terminated by reason of permanent disability.  If the participant’s employment is terminated for any other reason, the participant’s stock options may be exercised, to the extent they were exercisable at the time of termination, for a period of one month from the date of termination or until the expiration of the stated term of the option, whichever is less; provided, if the participant’s employment is terminated as a result of the participant’s deliberate, willful or gross misconduct, the participant’s stock options immediately terminate.

          The 1994 Plan also provides for automatic grants of stock options to non-employee directors who on or after January 16, 2002 (i) is elected or re-elected as a non-employee director of the Company at any annual meeting of the shareholders of the Company or (ii) is elected as a non-employee director of the Company at any special meeting the shareholders of the Company.  If Proposal 2 is approved, these eligible non-employee directors would be automatically granted a stock option to purchase 15,000 shares of the Company’s common stock (the “Director Option”) as of the date of election or re-election.  If Proposal 2 is not approved, these eligible non-employee directors would automatically be granted a stock option to purchase 10,000 shares of the Company’s common stock.  The option price per share for the shares covered by each Director Option shall be the fair market value of each share as of the date of grant and shall vest in whole or in part at a minimum of six months from the date of grant and shall have a term of 10 years, which term shall expire 30 days after the termination of service as a Director of the Company.   Notwithstanding the foregoing, any non-employee director who elects prior to the date of their re-election to receive a retainer and meeting fees for the next year shall receive an option to purchase 1,000 shares in lieu of any other share grant.  Also, any non-employee director who was elected at the 2002 Annual Meeting (or for the first time at a subsequent meeting of the shareholders or by the Board of Directors) shall receive options to purchase 20,000 shares in addition to any other share option grant provided under the 1994 Plan.  Any director who is elected during a particular year, and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

          No incentive stock options shall be granted under the 1994 Plan after April 24, 2011.  The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate) and non-qualified options shall not have a term exceeding ten years.  Non-qualified options granted to consultants shall not have a term exceeding five years.  The aggregate fair market value of common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted).  The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the common stock on the date of grant.  No optionee may be granted options in any fiscal year to purchase an aggregate total of more than 100,000 shares of common stock.

          Plan Benefits to Non-Employee Directors. Currently, the 1994 Plan provides for annual grants to the Company’s non-employee directors of non-qualified options to purchase 10,000 shares of the Company’s common stock described above as “Director Options.”  The following table sets forth the information with respect to options that will be granted under the 1994 Plan to those non-employee directors serving as a member of the Board of Directors of the Company immediately following this Annual Meeting, assuming each of the nominees for director is elected at this Annual Meeting, that each non-employee director chooses to take the Director Option in lieu of the 1,000 share option described above and that Proposal 2 is approved:

Name	Number of Shares

D. Allen Andersen	15,000
Philip D. Ankeny	15,000
Robert C. Buhrmaster	15,000
Kenneth J. Roering	15,000

All Non-Employee Directors, as a Group	60,000

          The 1994 Plan allows for awards to the Company’s officers, directors, employees, and consultants. However, other than as described above, the amount of any other award is not determinable at this time and will be made in the discretion of the Board or the Committee.

Federal Income Tax Consequences

          An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability).  At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax.  If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the “applicable holding periods”), any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss.  If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price.  The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.  The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

          An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option.  When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price.  The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

Vote Required

          Approval of Proposal 2: Amendment to the 1994 Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote “FOR”
Approval of the Amendment to the 1994 Stock Option Plan.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal 3)

          The Audit Committee has reappointed Grant Thornton LLP as the Company’s independent registered public accountants for the current year.  Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of independent registered public accountants.

          The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated.  In the event the shareholders do not approve the reappointment of Grant Thornton LLP, the Audit Committee will make another appointment to be effective at the earliest possible time.

          Grant Thornton LLP, independent registered public accountants, served as independent registered public accountants of the Company for the fiscal year ended September 30, 2006. The Company’s Audit Committee has selected Grant Thornton LLP to serve as the Company’s auditors for the year ended September 30, 2007.

          Representatives of Grant Thornton LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

          Approval of Proposal 3: Appointment of Grant Thornton LLP requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 3 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS.
__________

Fees of Independent Registered Public Accountants

          The following is an explanation of the fees billed to the Company by Grant Thornton LLP for professional services rendered during the fiscal years ended September 30, 2006 and September 30, 2005, which totaled $327,944 and $305,934, respectively.

Audit Fees

          The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, the audit of management’s assessment of internal controls, review of financial statements included in the Company’s Form 10-Q, or other services normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2006 and September 30, 2005 totaled $292,587 and $254,740, respectively.

Audit-Related Fees

          The aggregate fees billed to the Company for professional services for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” including statutory filings and accounting consultations for the fiscal years ended September 30, 2006 and September 30, 2005 totaled $-0- and  $6,000, respectively.

Tax Fees

          The aggregate fees billed to the Company by Grant Thornton LLP for professional services related to tax compliance, tax advice, and tax planning, for the fiscal years ended September 30, 2006 and September 30, 2005 totaled $21,740 and $19,976, respectively.

All Other Fees

          The aggregate fees billed to the Company by Grant Thornton LLP for professional services or products not previously disclosed for the fiscal years ended September 30, 2006 and September 30, 2005, including pension plan audits, SEC comment response support and registration statement filings, totaled $13,617 and $25,218, respectively.

Audit Committee Pre-Approval Procedures

          The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting.  The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls.  These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management.  Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

          All of the services described above for fiscal year 2006 were pre-approved by the Audit Committee or a member of the Committee before Grant Thornton LLP was engaged to render the services.

SHAREHOLDER PROPOSALS

          Any shareholder desiring to submit a proposal for action at the 2008 Annual Meeting of Shareholders to be held on or about January 20, 2008 and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 5540 Pioneer Creek Drive, Maple Plain, MN 55359, addressed to William P. Murnane, no later than September 22, 2007 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting.  Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the 1934 Act, rules and regulations of the Commission and other laws and regulations to which interested persons should refer.

          Pursuant to Rule 14a-4(c)(1) of the 1934 Act, if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.  With respect to the Company’s 2008 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by October 31, 2007, the Company will be allowed to use its voting authority as described above.

GENERAL

          The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting.  However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented.  The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended September 30, 2006.  A copy of Form 10-K, the annual report filed by the Company with the Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this proxy statement.

By Order of the Board of Directors,

Thomas W. Haley, Chairman of the Board

ATTN: KARI PETER INNOVEX, INC. 5540 PIONEER CREEK DRIVE MAPLE PLAIN, MINNESOTA 55359	VOTE BY INTERNET -www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Innovex, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innovex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INNVX1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

INNOVEX, INC.

Vote On Directors
1.	ELECTION OF DIRECTORS:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	01) D. Allen Andersen 04) William P. Murnane 02) Philip D. Ankeny 05) Kenneth J. Roering 03) Robert C. Buhrmaster	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	TO APPROVE AN AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES UNDERLYING OPTIONS AUTOMATICALLY GRANTED TO NON-EMPLOYEE DIRECTORS FROM 10,000 TO 15,000.	☐	☐	☐

3.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR EACH OTHER PROPOSAL.

Please sign name(s) exactly as shown at right. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INNOVEX, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 16, 2007

          The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 1, 2006, at the Annual Meeting of Shareholders to be held at the Company’s headquarters in Maple Plain, Minnesota on January 16, 2007, or at any adjournment or adjournments thereof, hereby revoking all former proxies.